UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Centers for Medicare & Medicaid Services (“CMS”) notified the Registrant of its renewal of agreements with certain wholly-owned subsidiaries of the Registrant (the “CMS Agreements”). Pursuant to the CMS Agreements, each of WellCare of Connecticut, Inc., WellCare of Florida, Inc., WellCare of Georgia, Inc., Harmony Health Plan of Illinois, Inc., WellCare of Louisiana, Inc. and WellCare of New York, Inc. will continue to provide Medicare managed care coverage in each of Connecticut, Florida, Georgia, Illinois, Louisiana and New York, respectively. The CMS Agreements are effective from January 1, 2007 through December 31, 2007. The CMS Agreements also included service area expansions for Gwinnett County in Georgia, and St. Tammany and Washington Parishes in Louisiana and Special Needs Plans for dual eligibles in Louisiana and Georgia.

Item 2.02.  Results of Operations and Financial Statements

On November 1, 2006, WellCare Health Plans, Inc. issued a press release announcing its results of operations for the quarterly period ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 2.02 of this Current Report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
November 1, 2006	/s/ Todd S. Farha Todd S. Farha Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 1, 2006.